SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 10, 2013
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On December 3, 2013, Israel's Petroleum Commissioner (the “Commissioner”) issued to Zion Oil & Gas, Inc. (“Zion” or the “Company”) Petroleum Exploration License No. 401/"Megiddo-Jezreel". The Megiddo-Jezreel License covers an area of approximately 400,000 dunam (400 square kilometers or approximately 98,842 acres), of onshore land south and west of Zion’s Jordan Valley License. The Company was advised by Israel’s Petroleum Commissioner on December 4, 2013 that it was granted the License. The License has a three-year primary term, commencing December 3, 2013 and going through December 2, 2016, and may be extended for additional one-year periods up to a maximum of seven years as provided by the Israeli Petroleum Law.

Under the terms of the Megiddo-Jezreel License, the Company is to identify and submit a drilling prospect in the license area by July 1, 2015; enter into a contract for the drilling of such prospect by October 1, 2015; and initiate the drilling of or “spud” a well to a minimum proposed total depth of approximately 4,000 meters (approximately 13,125 feet) by December 1, 2015. Additional terms of the License also require Zion to attain various geological and geophysical milestones during the license's primary term.

Attached, as Exhibit 10.1, is an English translation from the original Hebrew of the License grant.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 – Petroleum Exploration License No. 401/ “Megiddo-Jezreel” (translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: December 10, 2013	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President & Chief Operating Officer